Second Quarter 2025 Earnings Review United Bankshares, Inc. (UBSI) July 24, 2025 Exhibit 99.2

This presentation and statements made by United Bankshares, Inc. (“UBSI”) and its management contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) projections of income, expenses, provision expense, capital structure and other financial information; (ii) UBSI’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” “will,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of UBSI and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of UBSI. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve and the recently announced and future tariffs; (2) general competitive, economic, political and market conditions and other factors that may affect future results of UBSI, including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms; (3) risks related to the acquisition and integration of Piedmont Bancorp, Inc. (“Piedmont”) including, among others, (i) the risk that the expected growth opportunities or cost savings from the acquisition may not be fully realized or may take longer to realize than expected, and (ii) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the acquisition; (4) deposit attrition, client loss or revenue loss following completed mergers or acquisitions that may be greater than anticipated; (5) regulatory change risk resulting from new laws, rules, regulations, or accounting principles, including, without limitation, the possibility that regulatory agencies may require higher levels of capital above the current regulatory-mandated minimums and the possibility of changes in accounting standards, policies, principles and practices; (6) the cost and effects of cyber incidents or other failures, interruptions, or security breaches of UBSI’s systems and those of our customers or third-party providers; (7) competitive pressures on product pricing and services; (8) success, impact, and timing of UBSI’s business strategies, including market acceptance of any new products or services; (9) volatility and disruptions in global capital and credit markets; (10) operational, technological, cultural, regulatory, legal, credit and other risks associated with the exploration, consummation and integration of potential future acquisitions; (11) catastrophic events such as hurricanes, tornados, earthquakes, floods or other natural or human disasters, including public health crises and infectious disease outbreaks, as well as any government actions in response to such events; (12) geopolitical risk from terrorist activities and armed conflicts that may result in economic and supply disruptions, and loss of market and consumer confidence; (13) the risks of fluctuations in market prices for UBSI common stock that may or may not reflect economic condition or performance of UBSI; (14) the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations; and (15) other factors that may affect future results of UBSI, as disclosed in UBSI’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed by UBSI with the U.S. Securities and Exchange Commission (“SEC”) and available on the SEC’s website at http://www.sec.gov, any of which could cause actual results to differ materially from future results expressed, implied or otherwise anticipated by such forward-looking statements. UBSI cautions that the foregoing list of factors is not exclusive. UBSI does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. FORWARD LOOKING STATEMENTS

Achieved record Net Income of $120.7 million and record Diluted Earnings Per Share of $0.85 Generated Return on Average Assets of 1.49%, Return on Average Equity of 9.05%, and Return on Average Tangible Equity* of 14.67% Net Interest Income was $274.5 million and Net Interest Margin (FTE) increased from 3.69% to 3.81% Consistently ranked as one of the most trustworthy banks in America by Newsweek (#1 in 2023, #2 in 2022, #4 in 2024 & 2025) Quarterly dividend of $0.37 per share equates to a yield of ~4.0% (based upon recent prices). United has increased dividends to shareholders for 51 consecutive years Asset quality remains sound with Non-Performing Assets remaining low at 0.23% of Total Assets Strong expense control with an efficiency ratio of 48.37% Capital position remains robust and liquidity remains sound Repurchased 981,422 shares for $32.5 million during 2Q25 2Q25 HIGHLIGHTS *Non-GAAP measure. Refer to appendix.

Linked-Quarter (LQ) Net Income was $120.7 million in 2Q25 compared to $84.3 million in 1Q25, with diluted EPS of $0.85 in 2Q25 compared to $0.59 in 1Q25. Net Interest Income increased $14.5 million primarily driven by increases in average loans from the Piedmont acquisition and organic loan growth, a higher yield on average net loans and loans held for sale, and an increase of $5.8 million in acquired loan accretion income. These increases were partially offset by an increase in average interest-bearing deposits. Provision Expense was $5.9 million in 2Q25 compared to $29.1 million in 1Q25. 1Q25 included $18.7 million of provision recorded on purchased non-credit deteriorated (“non-PCD”) loans from Piedmont. Noninterest Income increased $1.9 million compared to 1Q25 driven by an increase in other noninterest income of $1.5 million. Noninterest Expense decreased $5.6 million compared to 1Q25 driven by $1.3 million of merger-related expenses in 2Q25 compared to $11.3 million in 1Q25, partially offset by an increase in employee compensation primarily due to higher employee incentives, stock-based compensation, and employee commissions driven by higher mortgage production. Income Taxes increased $8.8 million driven by the impact of higher earnings partially offset by a decrease in the effective tax rate from 21.2% to 20.6%. EARNINGS SUMMARY

*Non-GAAP measure. Refer to appendix. Strong profitability and expense control 1Q25 was impacted by pre-tax merger related expenses of $30.0 million. PERFORMANCE RATIOS

NET INTEREST INCOME AND MARGIN



Average Yields
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
2Q24
3Q24
4Q24
1Q25
2Q25
Net Loans
Investment Securities
Interest-Bearing Deposits



Net Interest Income & Net Interest Margin
$275
$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%

	2Q24	3Q24	4Q24	1Q25	2Q25
Loan PA Accretion	2.4	2.4	2.0	6.0	11.8
Net Interest Income (FTE), excluding loan accretion	224.2	228.7	231.4	254.8	263.6
Net Interest Margin (FTE)	3.50%	3.52%	3.49%	3.69%	3.81%

- Reported Net Interest Margin increased from 3.69% to 3.81% LQ.
- Linked-quarter Net Interest Income (FTE) increased $14.5 million primarily driven by increases in average loans from the Piedmont acquisition and organic loan growth, a higher yield on average net loans and loans held for sale, and an increase of $5.8 million in acquired loan accretion income. These increases were partially offset by an increase in average interest-bearing deposits. The $5.8 million increase in acquired loan accretion income contributed to an approximately ~8 basis point increase in the Net Interest Margin.
- Approximately ~52% of the loan portfolio is fixed rate and ~48% is adjustable rate, while ~35% of the total portfolio is projected to reprice within the next 3 months.
- ~14% of the securities portfolio is floating rate. Securities balances of approximately ~$436 million with an average yield of ~4.0% are projected to roll off during the remainder of FY 2025. HTM securities are immaterial at $1.0 million, or 0.0% of total securities. The duration of the AFS portfolio is 4.3 years.
- Time deposits have an average maturity of ~6 months. Approximately ~11% of total deposits have interest rates tied to a floating rate index.
- Scheduled purchase accounting loan accretion is estimated at ~$13 million for the remainder of FY 2025 and ~$19 million for FY 2026.

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UNITED BANKSHARES, INC.

LOAN SUMMARY (EXCLUDES LOANS HELD FOR SALE)



Loans, EOP
$26,000
$24,000
$22,000
$20,000
$18,000
$16,000
$14,000
$12,000
$10,000
$21,610
$21,631
$21,680
$23,874
$24,061
2Q24
3Q24
4Q24
1Q25
2Q25

$ in millions



Non Owner Occupied CRE
Industrial 5%
Other 8%
Retail 16%
Self Storage 6%
Special Purpose 6%
Hospitality 16%
Office 11%
Multifamily 27%
Mixed Use 5%

		2Q25	% of Total		LQ Change
Owner Occupied CRE	$	2,070	8.6%	$	(4)
Non Owner Occupied CRE	$	7,981	33.2%	$	65
Commercial	$	3,647	15.2%	$	81
Residential Real Estate	$	5,852	24.3%	$	39
Construction & Land Dev.	$	3,741	15.5%	$	(11)
Bankcard	$	9	0.0%	$	0
Consumer	$	759	3.2%	$	16
Total Gross Loans	$	24,061	100.0%	$	187

- Linked-Quarter loan balances increased $187 million driven by Commercial loans, Non Owner Occupied CRE loans and Residential Real Estate loans.
- Loan growth was led by the Georgia, North Carolina, and Central Virginia markets in 2Q25 (annualized growth rates of ~22%, ~21%, and ~18%, respectively).
- Non Owner Occupied CRE to Total Risk Based Capital was ~289% at 2Q25. CRE portfolio remains diversified among underlying collateral types.
- Non Owner Occupied Office loans total ~$0.9 billion (~3.6% of total loans). The Top 60 Office loans make up ~71% of total Non Owner Occupied Office balances. The weighted average LTV based on current loan balances and appraised values at origination for the Top 60 was ~55% at 6/30/25. The weighted average LTV at origination for the Top 60 was ~65%. United has been disciplined in its approach to underwriting Office loans. The stringent underwriting process focuses on the underlying tenants, lease terms, sponsor support, location, property class, amenities, etc.
- Weighted average FICO of all consumer-related loan sectors is ~761.
- Total purchase accounting-related fair value discount on loans was $73 million as of 6/30/25.

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UNITED BANKSHARES, INC.

LOAN PORTFOLIO GEOGRAPHIC DETAILS

Diversified portfolio with strong underwriting practices and ongoing monitoring

	Total Loans	Loan Segments					
	Total Loans	CRE NOO	CRE OO	C&D	C&I	Residential Real Estate	Other Consumer
Total Loans ($ Billions)	24.1	8.0	2.1	3.7	3.6	5.9	0.8
% of Total Loans	*100%*	*33%*	*9%*	*16%*	*15%*	*24%*	*3%*
Geographic location							
Southeast	43%	45%	54%	68%	16%	41%	10%
Metro DC / Baltimore	35%	42%	25%	22%	32%	43%	18%
WV / OH / PA / Shenandoah Valley	19%	12%	20%	6%	43%	14%	60%
Other	3%	1%	1%	4%	9%	2%	12%
Total	100%	100%	100%	100%	100%	100%	100%


Kentucky
West Virginia
Maryland
Virginia
North Carolina
South Carolina
Georgia
Florida
Shading indicates areas with outstanding loans. Color coding represents the geographies noted in the table.
Indicates United office location

Select Portfolio Details:

- Total NOO Office loans represent $0.9 billion, or only ~3.6% of total loans, with ~57% located in the Washington DC MSA and zero exposure to the CBD of Washington DC.
- C&I Government Contracting loans represent only ~0.7% of total loans. Our Government Contracting loans are concentrated in blue-chip companies with the top 4 borrowers comprising >80% of the portfolio with credit ratings of BB+ or better.
- Total Residential Real Estate loans have an overall weighted average FICO of ~761, with a weighted average FICO of ~765 in the Washington DC MSA. The Washington DC MSA continues to be impacted by a lack of single-family housing inventory supply.

8

*Data as of 6/30/25; Geographic locations based on collateral address, if applicable, or originating office location.

UNITED BANKSHARES, INC.

End of Period Balances (000s) 3/31/25 6/30/25 Non-Accrual Loans $57,388 $64,014 90-Day Past Due Loans $12,387 $4,253 Total Non-performing Loans $69,775 $68,267 Other Real Estate Owned $1,475 $6,331 Total Non-performing Assets $71,250 $74,598 Non-performing Loans / Loans 0.29% 0.28% Non-performing Assets / Total Assets 0.22% 0.23% Annualized Net Charge-offs / Average Loans 0.14% 0.14% Allowance for Loan & Lease Losses (ALLL) $310,424 $307,962 ALLL / Loans, net of unearned income 1.30% 1.28% Allowance for Credit Losses (ACL)* $346,991 $343,781 ACL / Loans, net of unearned income 1.45% 1.43% NPAs were $74.6 million at 6/30/25 compared to $71.3 million at 3/31/25 with the ratio of NPAs to Total Assets increasing from 0.22% to 0.23%. 30-89 Day Past Due loans were 0.34% of total loans at 6/30/25 compared to 0.33% at 3/31/25. ALLL as a percentage of Total Loans decreased from 1.30% to 1.28% LQ. 1Q25 included the Day 1 Piedmont ACL impact of $40.3 million ($36.2 million in ALLL and $4.1 million in the reserve for lending-related commitments). *ACL is comprised of ALLL and the reserve for lending-related commitments CREDIT QUALITY

Strong core deposit base with 25% of deposits in Non Interest Bearing accounts. LQ deposits decreased $29 million which included an $85 million decline in brokered Time Deposits acquired from Piedmont. Brokered deposits decreased from 1.1% of total deposits at 3/31/25 to 0.4% of total deposits at 6/30/25. Enviable deposit franchise with an attractive mix of both high growth MSAs and stable, rural markets with a strong deposit base. $ in millions Source: S&P Global Market Intelligence DEPOSIT SUMMARY Top 10 MSAs by Deposits* (as of 6/30/24) MSA Total Deposits In MSA ($000) Number of Branches Rank Washington, DC 10,071,646 58 8 Charleston, WV 1,589,675 5 2 Atlanta, GA 1,346,636 11 19 Morgantown, WV 1,141,970 6 2 Richmond, VA 762,351 13 9 Parkersburg, WV 713,929 4 1 Hagerstown, MD 656,854 6 2 Myrtle Beach, SC 631,752 7 9 Charlotte, NC 585,589 7 17 Wheeling, WV 537,803 6 2

LIQUIDITY POSITION & ADDITIONAL DEPOSIT DETAIL

Deposit Account Details ($ in millions)	End of Period Ratios / Values	
	6/30/25	% of Total Deposits
Estimated Uninsured Deposits (less affiliate and collateralized deposits)	$8,703	33%
Estimated Insured/Collateralized Deposits	$17,633	67%
Total Deposits	$26,336	100%

- Liquidity remains strong with a granular deposit base and geographic diversification.
- Average deposit account size is ~$38 thousand with >700 thousand total deposit accounts.
- Estimated uninsured/uncollateralized deposits were flat compared to 3/31/25 at 33% of total deposits.

Available Liquidity ($ in millions)	6/30/25
Cash & Cash Equivalents	$2,315
Unpledged AFS Securities	$1,025
Available FHLB Borrowing Capacity	$4,442
Available FRB Discount Window Borrowing Capacity	$4,975
Subtotal	$12,757
Additional FHLB Capacity (with delivery of collateral)	$4,592
Additional Brokered Deposit Capacity (based on internal policy)	$5,156
Total Liquidity*	$22,505

*Does not include other sources of liquidity such as Fed Funds Lines, additional Reciprocal Deposit capacity, etc.

11

UNITED BANKSHARES, INC.

End of Period Ratios / Values 3/31/25 6/30/25** Common Equity Tier 1 Ratio 13.3% 13.4% Tier 1 Capital Ratio 13.3% 13.4% Total Risk Based Capital Ratio 15.7% 15.8% Leverage Ratio 11.3% 11.3% Total Equity to Total Assets 16.2% 16.4% *Tangible Equity to Tangible Assets (non-GAAP) 10.6% 10.8% Book Value Per Share $37.19 $37.80 *Tangible Book Value Per Share (non-GAAP) $22.76 $23.32 Capital ratios remain significantly above regulatory “Well Capitalized” levels and exceed all internal capital targets. United repurchased 981 thousand common shares during 2Q25 for $32.5 million as compared to 567 thousand common shares for $19.8 million during 1Q25. As of 6/30/25, there were 2.8 million shares available to be repurchased under the approved plan. *Non-GAAP measure. Refer to appendix. **Regulatory ratios are estimates as of the earnings release date. CAPITAL RATIOS AND PER SHARE DATA

Select guidance is being provided for 2025. Our outlook may change if the expectations for these items vary from current expectations. Balance Sheet: Expect loan and deposit growth to be in the low to mid single digits for the remainder of 2025 (annualized). Loan pipelines continue to be relatively strong. Expect investment portfolio balances to be relatively flat (market dependent). Net Interest Income: Net interest income (non-FTE) expected to be in the range of $1.090 billion to $1.100 billion for FY 2025 (assumes two 25 bps rate cuts in 2025). Loan purchase accounting accretion is currently estimated at ~$31 million for FY 2025. Provision Expense: Asset quality remains sound. Provision expense will be dependent on the future economic outlook, future credit trends within United’s portfolio, and loan growth. Expect our credit performance to outperform the industry. Current planning assumption for total provision expense for 2025 is $52 million (including Day 2 merger-related CECL provision expense of $19 million that was recorded in 1Q25). Non Interest Income: Expect non interest income to be in the range of $115 million to $125 million for 2025. Mortgage banking revenue will be subject to industry trends. Non Interest Expense: Expect non interest expense to be in the range of $605 million to $615 million for 2025 (including merger-related expenses of $12.6 million that were recorded in the first half of 2025). Effective Tax Rate: Estimated at approximately ~21.0%. Capital: Stock buyback will be market dependent. United’s capital position remains robust. 2025 OUTLOOK

Premier Mid-Atlantic and Southeast franchise with an attractive mix of high growth MSAs and smaller stable markets with a strong deposit base Consistently high-performing company with a culture of disciplined risk management and expense control 51 consecutive years of dividend increases evidences United’s strong profitability, solid asset quality, and sound capital management over a very long period of time Experienced management team with a proven track record of execution Committed to our mission of excellence in service to our employees, our customers, our shareholders and our communities Attractive valuation with a current Price-to-Earnings Ratio of ~12.1x (based upon median 2025 street consensus estimate of $3.08 per Bloomberg) INVESTMENT THESIS

Source: S&P Capital IQ Pro; Company filings DEMONSTRATED HISTORY OF SUCCESSFUL ACQUISITIONS Closed on 1/10/25

APPENDIX

PIEDMONT MERGER- ADDITIONAL INFORMATION Merger-related expense detail ($ in millions) 2Q24 3Q24 4Q24 1Q25 2Q25 Provision for Credit Losses --- --- --- $18.7 --- Employee Compensation & Benefits --- --- --- $1.2 $0.3 Expense for Reserve for Unfunded Loan Commitments --- --- --- $4.1 --- Other Noninterest Expense $1.3 $0.3 $1.3 $6.0 $1.0 Total $1.3 $0.3 $1.3 $30.0 $1.3 Day 1 purchase accounting marks (net mark) ($ in millions) Fair Value (Discount) / Premium (preliminary) *Loans $(64.1) Investments $(25.0) Land $(3.5) Buildings $1.5 Time Deposits $0.4 *Does not include $17.5 million credit mark on PCD loans recorded as ALLL on Day 1. Other information ($ in millions) *1/10/2025 Values (preliminary) Preliminary Goodwill $130.0 Core Deposit Intangible $32.8 Allowance for Credit Losses (including unfunded) $40.3 *Updated as of 6/30/25

(dollars in thousands) 2Q24 3Q24 4Q24 1Q25 2Q25 (1) Return on Average Tangible Equity (A) Net Income (GAAP) $96,507 $95,267 $94,408 $84,306 $120,721 (B) Number of Days in the Quarter 91 92 92 90 91 Average Total Shareholders' Equity (GAAP) $4,857,893 $4,908,866 $5,019,069 $5,283,542 $5,351,140 Less: Average Total Intangibles (1,900,164) (1,899,261) (1,898,335) (2,060,975) (2,049,504) (C) Average Tangible Equity (non-GAAP) $2,957,729 $3,009,605 $3,120,734 $3,222,567 $3,301,636   Formula: [(A) / (B)]*365 (or 366 for leap year)   (C) Return on Average Tangible Equity (non-GAAP) 13.12% 12.59% 12.03% 10.61% 14.67%                   RECONCILIATION OF NON-GAAP ITEMS

(dollars in thousands)   3/31/2025 6/30/2025     (2) Tangible Equity to Tangible Assets     Total Assets (GAAP) $ 32,788,494 $ 32,783,363   Less: Total Intangibles (GAAP) (2,062,893) (2,055,858)     Tangible Assets (non-GAAP) $ 30,725,601 $ 30,727,505         Total Shareholders' Equity (GAAP)   $ 5,314,449 $ 5,364,541     Less: Total Intangibles (GAAP)   (2,062,893) (2,055,858)   Tangible Equity (non-GAAP)   $ 3,251,556 $ 3,308,683   Tangible Equity to Tangible Assets (non-GAAP)   10.6% 10.8%           (3) Tangible Book Value Per Share:   Total Shareholders' Equity (GAAP) $ 5,314,449 $ 5,364,541   Less: Total Intangibles (GAAP) (2,062,893) (2,055,858)   Tangible Equity (non-GAAP) $ 3,251,556 $ 3,308,683   ÷ EOP Shares Outstanding (Net of Treasury Stock) 142,891,148 141,909,452   Tangible Book Value Per Share (non-GAAP) $22.76 $23.32             RECONCILIATION OF NON-GAAP ITEMS (CONT.)